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Exhibit 77H:


FOR RIVERSOURCE CORE BOND FUND:
During the six-month fiscal period ended July 31, 2006 , the Fund served as an underlying investment of the affiliated funds-of-funds. The RiverSource Portfolio Builder Series, IDS Life Insurance Company and Ameriprise Financial, Inc., through its initial capital investment, were owners of more than 25% of the outstanding shares of the Fund.

FOR RIVERSOURCE INCOME OPPORTUNITIES FUND :
During the six-month fiscal period ended July 31, 2006 , the Fund served as an underlying investment of the affiliated funds-of-funds. The RiverSource Portfolio Builder Series, IDS Life Insurance Company and Ameriprise Financial, Inc., through its initial capital investment, were owners of more than 25% of the outstanding shares of the Fund.

FOR RIVERSOURCE LIMITED DURATION BOND FUND:
During the six-month fiscal period ended July 31, 2006 , the Fund served as an underlying investment of the affiliated funds-of-funds. The RiverSource Portfolio Builder Series, IDS Life Insurance Company and Ameriprise Financial, Inc., through its initial capital investment, were owners of more than 25% of the outstanding shares of the Fund.

FOR RIVERSOURCE INFLATION PROTECTED SECURITIES FUND:
During the six-month fiscal period ended July 31, 2006 , the Fund served as an underlying investment of the affiliated funds-of-funds. The RiverSource Portfolio Builder Series and RiverSource Income Builder Series Funds, IDS Life Insurance Company and Ameriprise Financial, Inc., through its initial capital investment, were owners of more than 25% of the outstanding shares of the Fund.